Exhibit 10.3

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

SUBSCRIPTION AGREEMENT

AUGUST 24, 2023

between

TOLEFI SA

and

CELYAD ONCOLOGY SA

Allen & Overy LLP

CONTENTS

1. Definitions		1
1.1	Defined Terms	1
1.2	Additional Defined Terms	3
2. Subscription and Issuance of Ordinary Shares		4
3. Closing Date; Deliveries and Closing Conditions		4
3.1	Closing Date	4
3.2	Payment	4
3.3	Deliveries and Closing Conditions	5
4. Representations and Warranties of the Company		5
4.1	Organization and Qualification	6
4.2	Capitalization	6
4.3	Subsidiaries	6
4.4	Authorization	7
4.5	No Defaults	7
4.6	No Conflicts	7
4.7	No Governmental Authority or Third Party Consents	8
4.8	Validity of the Securities and Absence of Breach	8
4.9	Registration and Voting Rights	8
4.10	Litigation	8
4.11	Licenses and Other Rights; Compliance with Laws	8
4.12	Compliance with Healthcare Laws and Regulations	9
4.13	Company SEC Documents; Financial Statements	9
4.14	Absence of Certain Changes	10
4.15	No Inside Information; Absence of Market Abuse	10
4.16	Offering	11
4.17	No Integration	11
4.18	Internal Controls; Disclosure Controls and Procedures	11
4.19	Compliance with the Sarbanes-Oxley Act	11
4.20	Investment Company	12
4.21	Foreign Corrupt Practices Act	12
4.22	Economic Sanctions	12
4.23	Money Laundering	12
4.24	Critical Technologies	13
4.25	Title	13
4.26	Intellectual Property Rights	13
4.27	Cybersecurity	13
4.28	Compliance with Data Privacy Laws	15
4.29	Employee Agreements	15
4.30	Environmental Laws	16
4.31	Insurance	16
4.32	Tax Status	16
4.33	Absence of Labor Disputes	16
4.34	Choice of Law	16
4.35	Personal Jurisdiction	17
4.36	Judgment and Enforceability	17
4.37	No Immunity	17
5. Representations and Warranties of the Investor		17
5.1	Organization; Good Standing	17
5.2	Authorization	17
5.3	No Conflicts	18
5.4	No Governmental Authority Consents	18

5.5	Purchase Entirely for Own Account	18
5.6	Disclosure of Information	18
5.7	Investment Experience	18
5.8	Restricted Securities	19
5.9	Financial Assurances	19
6. Additional Covenants and Agreements		19
6.1	Market Listing	19
6.2	Assistance and Cooperation Generally	19
6.3	Certificate	19
7. Miscellaneous		19
7.1	Governing Law	19
7.2	Submission to Jurisdiction	19
7.3	Waiver	20
7.4	Notices	20
7.5	Entire Agreement	20
7.6	Amendments; Termination	20
7.7	Headings	20
7.8	Construction	20
7.9	Translation	21
7.10	Severability	21
7.11	Assignment	21
7.12	Successors and Assigns	21
7.13	Counterparts	21
7.14	Third Party Beneficiaries	21
7.15	No Strict Construction	22
7.16	Survival of Warranties	22
7.17	Injunctive Relief	22
7.18	Remedies	22
7.19	Expenses	22

Schedules

1.	Form of Cross Receipt	24
2.	Notices	25

Annexes

1.	Form of Amended Articles of Association	26
2.	Form of Corporate Governance Charter	27
3.	Form of Amended and Restated Shareholders’ Rights Agreement	28

SCHEDULE 4.27(a)		29
SCHEDULE 4.27(b)		30
SCHEDULE 4.27(c)		31
SCHEDULE 4.27(d)		32
SCHEDULE 4.27(e)		33

THIS SUBSCRIPTION AGREEMENT (this Agreement), dated as of August 24 2023 (the Effective Date), is entered into

BETWEEN:

(1)

TOLEFI SA, a limited liability company incorporated and existing in the form of a naamloze vennootschap/société anonyme under Belgian law, having its registered office at Chaussée de Waterloo 1589D, 1180 Uccle (Belgium) and registered with the Crossroads Bank for Enterprises under number 0449.147.711 (Investor); and

(2)

CELYAD ONCOLOGY SA, a limited liability company incorporated and existing in the form of a naamloze vennootschap/société anonyme under Belgian law, having its registered office at Rue Edouard Belin 2, 1435 Mont-Saint-Guibert (Belgium) and registered with the Crossroads Bank for Enterprises under number 0891.118.115 (RLE Brabant Wallon) (the Company).

WHEREAS:

Pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain ordinary shares of the Company without nominal value (the Ordinary Shares).

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

1.	DEFINITIONS

1.1	Defined Terms

When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

Affiliate shall have the meaning set forth in the Shareholders’ Rights Agreement.

Agreement shall have the meaning set forth in the Preamble, including all Schedules and Annexes attached hereto.

Amended Articles shall mean the Amended Articles of Association of the Company in the form attached hereto as Annex I.

Belgian Code on Companies and Associations shall mean the Belgian Code on Companies and Associations of 23 March 2019, as amended from time to time, and the rules and regulations promulgated thereunder.

Belgian Takeover Decree shall mean the Belgian Royal Decree of 27 April 2007 on takeover bids.

Board of Directors shall have the meaning set forth in the Shareholders’ Rights Agreement.

Business Day shall have the meaning set forth in the Shareholders’ Rights Agreement.

Company Licensed Patents means all Patents owned by other Persons and licensed to or otherwise used by the Company or its Subsidiaries. The Company License Patents include all Patents licensed to the Company and/or its Subsidiaries from the Trustees of Dartmouth College.

Company Owned Patents means all Patents owned, or purported to be owned, by the Company or its Subsidiaries.

Company Patents means all Company Owned Patents and Company Licensed Patents.

Corporate Governance Charter shall mean the Corporate Governance Charter in the form attached hereto as Annex II.

Cross Receipt shall mean an executed document signed by each of the Company and the Investor, in substantially the form of Schedule 1 attached hereto.

Encumbrance means any charge, claim, limitation, condition, covenant, license, estoppel event, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, confirmatory license, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

Environmental Law means any U.S. or Belgian federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, clean up or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials.

Filings shall mean any documents filed or furnished by the Company or any Subsidiary of the Company with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended; annual reports to shareholders, annual and quarterly statutory statements of the Company or any Subsidiary of the Company; and any registration statements, prospectuses documents filed or furnished by the Company or any of its Subsidiaries with the Commission under the Securities Act.

Governmental Authority shall mean any court, agency, authority, department or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

Hazardous Materials means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

Law or Laws shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

Market Abuse Regulation shall mean Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC, as amended from time to time, and the rules and regulations promulgated thereunder.

Patents means any and all patents, patent applications (including both provisional and non-provisional), industrial designs (including utility model rights, design rights and industrial property rights), industrial design applications and statutory invention registrations, together with all reissues, continuations, continuations-in-part, revisions, divisional, extensions, and re-examinations in connection therewith in any jurisdiction throughout the world.

Patent Agreements means all agreements to which the Company or any of its Subsidiaries is a party and that relate to Company Patents, including, but not limited to, license agreements, releases of claims or damages, settlement agreements, judgments, covenants not to sue or assert, pledges, development agreements, as well as all licenses, authorizations, non-governmental licenses, agreements and other intellectual property rights of the Company and its Subsidiaries (other than those primarily related to software) and all agreements of the Company and its Subsidiaries that contain any earn-out or similar obligation to provide a third party with payments on the basis of licensing or sub-licensing income or other intellectual property monetization activities.

Person shall have the meaning set forth in the Shareholders’ Rights Agreement.

Shareholders’ Rights Agreement shall mean the Shareholders’ Rights Agreement in the form attached hereto as Annex III.

Subsidiary shall have the meaning set forth in the Shareholders’ Rights Agreement.

Third Party shall mean any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.

Transaction means the issuance of the Securities by the Company, and the subscription for the Securities by the Investor, in accordance with the terms hereof.

Transaction Documents means this Agreement and the Shareholders’ Rights Agreement.

1.2	Additional Defined Terms

In addition to the terms defined in clause 1.1, the following terms shall have the respective meanings assigned thereto in the clauses indicated below:

Defined Term	Clause
Anti-Corruption Laws	Clause 4.22
Closing Date	Clause 3.1
Company SEC Documents	Clause 4.13(a)
Company Subsidiaries	Clause 4.3
Effective Date	Preambule
English Bribery Laws	Clause 4.22
Exchange Act	Clause 4.13(a)
FCPA	Clause 4.22
FSMA	Clause 4.7
Governmental Entity	Clause 4.5
Governmental Licenses	Clause 4.11
Healthcare Authorities	Clause 4.12
IFRS	Clause 4.13(b)
Investor	Preambule
IT Systems and Data	Clause 4.28
Material Adverse Effect	Clause 4.1(b)
Money Laundering Laws	Clause 4.24
OECD Convention	Clause 4.22

Defined Term	Clause
Ordinary Shares	Recitals
Other IP Agreements	Clause 4.27(c)
Other Licenses	Clause 4.11
Permitted Encumbrances	Clause 4.27(d)
Policies	Clause 4.29
Price Per Share	Clause 2
Privacy Laws	Clause 4.29
Rule 144	Clause 5.8
Sanctions	Clause 4.23
SEC	Clause 4.7
Securities	Clause 2
Securities Act	Clause 4.13(a)
Subscription Price	Clause 2

2.	SUBSCRIPTION AND ISSUANCE OF ORDINARY SHARES

Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, free and clear of all liens, other than any liens arising as a result of any action by the Investor, and the Investor shall subscribe for and purchase from the Company, 1,913,462 Ordinary Shares (the Securities) for €0.52 per share (the Price Per Share), or EUR 995,000 in the aggregate (the Aggregate Subscription Price). The Company shall, on the Closing Date, increase its share capital with an amount equal to the Aggregate Subscription Price by means of a capital increase duly approved by the Board of Directors (in accordance with among others the rules set out in article 7:97 of the Belgian Code on Companies and Associations) within the framework of the authorized capital, with cancellation of the preferential subscription rights of the shareholders to the benefit of the Investor. The Securities shall be issued in registered form (subject to clause 6.1) and shall be identical in all respects (including the right to share in the dividends and any profits (including profits carried forward and reserves)) to the Ordinary Shares.

3.	CLOSING DATE; DELIVERIES AND CLOSING CONDITIONS

3.1	Closing Date

The parties hereto intend that the subscription and issuance of the Securities hereunder (the Closing) shall close remotely via the exchange of documents and the subscription and issuance of the Securities before a Belgian notary on [***], or at such other time and location as the parties hereto may agree. The date the Closing occurs is hereinafter referred to as the Closing Date.

3.2	Payment

Payment of the Aggregate Subscription Price, as applicable, shall be made to the Company via wire transfer of immediately available funds in euro and received on or prior to 5:00 p.m., Central European Time, on the Business Day before the Closing Date to the blocked bank account [***] in the Company’s name with ING Belgium SA/NV established in accordance with article 7:195 of the Belgian Code on Companies and Associations. The funds deposited in that blocked bank account shall remain so deposited until the issuance and delivery of the Securities to the Investor on the Closing Date. The Company shall notify the Investor in writing of the wiring instructions for such account not less than [***] Business Days before the Closing Date.

3.3	Deliveries and Closing Conditions

(a)

Deliveries by the Company. At the Closing, the Company shall record the Securities in its shareholders’ register in the name of the Investor and deliver (i) the items set forth in clause 3.3(b), (iii), (ii) a counterpart signature page to the Shareholders’ Rights Agreement, (iii) duly executed subscription agreements between the Company and the concerned shareholders of the Company for a total of 1,913,462 Ordinary Shares at a price per share not less than the Price Per Share (the Concurrent Subscriptions) and (iv) a duly executed Cross Receipt.

(b)

Conditions to the Investor’s Obligations. The obligation of the Investor to purchase the Securities at the Closing are subject to the fulfilment, on or before such Closing, of each of the following conditions, unless otherwise waived by the Investor: (i) the representations and warranties of the Company contained in clause 4 shall be true and correct in all respects as of the applicable Closing, (ii) the Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the applicable Closing, (iii) the Investor shall have received (a) a certificate of a duly authorized director of the Company dated as of the Closing Date certifying (A) that attached thereto are true and complete copies of the Articles of Association of the, (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the Shareholders’ Rights Agreement and the consummation of the transactions contemplated hereby and thereby and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby as of the applicable Closing Date and (C) that attached thereto are all documents prepared for the Board of Directors of the Company (including, but not limited to, any special reports, such as board reports and auditor reports) in connection with the Transaction and the Concurrent Subscriptions, each pursuant to articles 7:198, 7:191 and 7:193 of the Belgian Code on Companies and Associations, and (b) a certificate of the Chief Executive Officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, (iv) the Corporate Governance Charter shall have been approved by the Board of Directors and shall be in full force and effect, (v) the Shareholders’ Rights Agreement shall be in full force and effect, and (vi) the acquisition by Investor of the Securities to be acquired at the Closing shall not result in any obligation by the Investor or any of its affiliates within the meaning of the Belgian Takeover Decree to launch a public takeover bid on securities of the Company.

(c)

Deliveries by the Investor. At the Closing, the Investor shall deliver to the Company (i) a counterpart signature page to the Shareholders’ Rights Agreement and of this Agreement, (ii) the Aggregate Subscription Price in accordance with clause 3.2 and (iii) a duly executed Cross Receipt.

(d)

Conditions to the Company’s Obligations. The obligation of the Company to sell to the Investor the Securities are subject to the fulfilment, on or before such Closing, of each of the following conditions, unless otherwise waived by the Company: (i) the representations and warranties of the Investor contained in clause 5 shall be true and correct in all respects as of the Closing and (ii) the Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Investor on or before the Closing.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants the following as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

4.1	Organization and Qualification

(a)

The Company has been duly incorporated for an unlimited duration and is validly existing as a limited liability company société anonyme in good standing (or such equivalent concept to the extent it exists) under the laws of Belgium and no steps have been taken or contemplated by the Company or, to the knowledge of the Company, taken or threatened by a third party for its nullity, bankruptcy, liquidation, receivership or reorganization or any other similar proceeding, nor has any petition been filed or other proceedings commenced for an administration order, nor has any bankruptcy custodian been appointed in any jurisdiction in respect of any part of the business or assets of the Company or any of its Subsidiaries. The Company has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Filings and to execute and deliver this Agreement and the Shareholders’ Rights Agreement and to perform its obligations hereunder and thereunder, including to issue and deliver the Securities as contemplated herein.

(b)

The Company has been duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial conditions, results of operations or prospects of the Company and its Subsidiaries taken as a whole, (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby or by the Shareholders’ Rights Agreement or (iii) prevent the Securities from being accepted for listing on or result in the delisting of the Securities from Euronext (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a Material Adverse Effect).

4.2	Capitalization

(a)

As of the day immediately prior to the Effective Date, (i) [***] Ordinary Shares are issued and outstanding and (ii) securities exercisable for or convertible into an additional [***] Ordinary Shares are issued and outstanding. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights.

(b)

All of the authorized Ordinary Shares are entitled to one vote per share, except, as of the Effective Date, for [***] shares registered on the Company’s registry which are entitled to two (2) votes per share.

(c)

Except as described or referred to in clause 4.2(a) above or the Filings, as of the Effective Date, there are not: (i) any outstanding equity securities, options, warrants, debt securities, rights (including conversion or preemptive rights (other than those granted under applicable Laws)) or other agreements pursuant to which the Company is or may become obligated to issue or repurchase any shares of its share capital or any other securities of the Company or (ii) any restrictions on the transfer of share capital of the Company other than pursuant to applicable Laws.

4.3	Subsidiaries

The Company has no Subsidiaries other than Biological Manufacturing Services SA, Celyad Inc. and CorQuest Medical Inc. (collectively, the Company Subsidiaries) and none of the Company Subsidiaries are a “significant subsidiary”; the Company owns all of the issued and outstanding share capital or capital stock, as applicable, of each of the Company Subsidiaries; other than the share capital or capital stock, as applicable, of the Company Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; each Company Subsidiary has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing (or such equivalent concept to the extent it exists) under the laws of the jurisdiction of its incorporation, with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Filings, except where the failure to be in good standing would not have a Material Adverse Effect; each Company Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding share capital or shares of capital stock of each of the Company Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as would not have a Material Adverse Effect, are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into share capital or shares of capital stock or ownership interests in the Company Subsidiaries are outstanding.

4.4	Authorization

(a)

All requisite action on the part of the Company, its directors and shareholders required by applicable Law for the authorization, execution and delivery by the Company of this Agreement and the Shareholders’ Rights Agreement and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Securities, has been taken or will be taken prior to the Closing. No further corporate action, and no additional approval or ratification of the Board of Directors or general meeting of shareholders (other than (i) the approval by the Board of Directors before the Belgian notary to make use of the authorized capital in respect of the Closing and (ii) the preparation of the relevant special reports in connection herewith as required by applicable Law is required by the Company).

(b)

This Agreement has been duly executed and delivered by the Company and, upon the due execution and delivery by the Investor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

4.5	No Defaults

Neither the Company nor any of its Subsidiaries is (A) in violation of its organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or (C) in material violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a Governmental Entity).

4.6	No Conflicts

The execution, delivery and performance of this Agreement, and compliance with the provisions hereof by the Company do not and shall not: (a) violate any stock exchange rule or provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Company, any of its Subsidiaries or any assets of the Company or any of its Subsidiaries are bound (except the accelerated vesting and exercise right as per section 8.8 of the warrant plans of the Company), (c) result in any encumbrance upon any of the Securities, other than restrictions on resale pursuant to applicable securities Laws or restrictions contained in this Agreement, or (d) violate or conflict with any of the provisions of the organizational documents of the Company or any of its Subsidiaries, except, in the case of subsections (a) and (b), as would be reasonably likely to have a Material Adverse Effect.

4.7	No Governmental Authority or Third Party Consents

No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or Third Party is required to be obtained or made by the Company or any of its Subsidiaries in connection with the authorization, execution and delivery by the Company of this Agreement, or with the authorization and issuance by the Company of the Securities, except such filings as may be required to be made with the Belgian Financial Services and Markets Authority (the FSMA), the United States Securities and Exchange Commission (the SEC) and any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws.

4.8	Validity of the Securities and Absence of Breach

When issued and paid for at the applicable Closing in accordance with the terms hereof, the Securities shall be validly and duly issued and fully paid Ordinary Shares of the only class of shares of the Company in accordance with the applicable provisions of the organizational documents of the Company and Belgian law, free and clear of all liens, pledges, encumbrances, mortgages, security interests, or easement or transfer restrictions of any nature whatsoever, including pre-emptive rights, rights of first refusal or other similar rights, except restrictions imposed by this Agreement and under applicable securities Laws.

4.9	Registration and Voting Rights

Except as provided in the Shareholders’ Rights Agreement, no person has the right, contractual or otherwise, to cause the Company to register any Ordinary Shares or shares of any other capital stock of or other equity interests in the Company. To the Company’s knowledge, no shareholder of the Company, other than the Investor, CFIP CLYD (UK) Limited and their respective affiliates, has entered into any agreements with respect to the voting of capital shares of the Company.

4.10	Litigation

Except as set forth in the Filings filed prior to the Effective Date, there is no action, suit, proceeding or investigation pending (of which the Company or any of its Subsidiaries have received notice or otherwise have knowledge) or, to the Company’s knowledge, threatened, against or affecting the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries intend to initiate which has had or would be reasonably likely to have a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Company and its Subsidiaries are a party or of which any of their respective properties or assets is the subject which are not described in the Filings, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

4.11	Licenses and Other Rights; Compliance with Laws

The Company and its Subsidiaries possess such permits, certificates, registrations, licenses, approvals, consents and other authorizations (collectively, Governmental Licenses) issued by the appropriate Governmental Entities and has obtained all necessary permits, certificates, licenses, authorizations, consents and approvals from other persons (collectively, Other Licenses) necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are and at all times have been in compliance with the terms and conditions of all Governmental Licenses and Other Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses and Other Licenses are valid and in full force and effect, except, in the case of Governmental Licenses, when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice relating to the suspension, revocation or modification of any Governmental Licenses or Other Licenses, nor, to the knowledge of the Company, has any such suspension, revocation or modification been threatened.

4.12	Compliance with Healthcare Laws and Regulations

Except as described in the Filings, the preclinical and clinical studies conducted by or on behalf of or sponsored by the Company or its Subsidiaries, or in which the Company or its Subsidiaries have participated, were (and, if still pending, are being) conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject, including the European Medicines Agency (collectively, the Healthcare Authorities) and Good Clinical Practice and Good Laboratory Practice requirements. The descriptions of the protocols for, and data and other results of, such studies in the Filings or otherwise provided to the Investor are accurate and complete descriptions in all material respects and fairly present the data derived therefrom. The Company has no knowledge of any studies not described in Filings, the results of which are inconsistent with or call into question the results described or referred to in the Filings. The Company and its Subsidiaries have operated at all times and are currently in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, marketing, promotion, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or any of its Subsidiaries (including, without limitation, all statutes, rules and regulations of the Healthcare Authorities) except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received any written notices, correspondence or other communications from the Healthcare Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical or clinical studies, tests or trials that are described in the Filings or the results of which are referred to in the Filings, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies, and, to the Company’s knowledge, there are no reasonable grounds for the same. The Company has not failed to file with the Healthcare Authorities any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Filings, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no material deficiencies regarding compliance with applicable law have been asserted by any Healthcare Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

4.13	Company SEC Documents; Financial Statements

(a)

Since December 31, 2022, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (the Company SEC Documents). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the Securities Act), and the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. No Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

The financial statements of the Company included in its Form 20-F for the fiscal year ended December 31, 2022 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except for liabilities incurred in the ordinary course of business and consistent with past practice, subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, have or would be reasonably likely to have a Material Adverse Effect.

(c)

There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed in any Filing and is not so disclosed.

4.14	Absence of Certain Changes

Except as disclosed in the Filings filed prior to the Effective Date, since December 31, 2022, there has not occurred (i) any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused and would not reasonably be expected to cause, in the aggregate, a Material Adverse Effect, (ii) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect, (iii) any waiver or compromise by the Company of a valuable right or of a material obligation owed to it, (iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect, (v) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject, (vi) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of the Company or any of its Subsidiaries (except for the CEO of the Company, now being Georges Rawadi, effective as of April 17, 2023), (vii) any resignation or termination of employment of any officer of the Company, (viii) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company with respect to any intellectual property of the Company or any of its Subsidiaries or any other material properties or assets of the Company or any of its Subsidiaries, (ix) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, (x) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such capital stock by the Company, (xi) any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect or (xii) any arrangement or commitment by the Company to do any of the things described in this clause 4.14.

4.15	No Inside Information; Absence of Market Abuse

The Company is not aware of any “inside information” (within the meaning of the Market Abuse Regulation) relating, directly or indirectly, to itself or any of its financial instruments which has not been made public (regardless of any possibility to postpone the disclosure of such inside information), other than in respect of this Agreement and the Shareholders’ Rights Agreement. The Company has not taken, directly or indirectly, in relation to the offering of the Securities or otherwise, any action or engaged in any course of conduct in breach of, and has taken adequate measures and has adequate procedures in place in order to ensure compliance with, and none of the issue of the Securities, the sale of the Securities and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of, any applicable European Union, Belgian, United States or any other relevant jurisdiction “insider dealing,” “insider trading” or similar legislation and, so far as the Company is aware, no person acting on its behalf has breached or is in breach of any relevant market abuse or insider trading law or regulation, including any reporting obligations to the SEC, the FSMA or any other authority. The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of applicable laws, including Regulation M under the Exchange Act, the Market Abuse Regulation and its implementing rules.

4.16	Offering

Subject to the accuracy of the Investor’s representations set forth in clauses 5.5, 5.6, 5.7 and 5.8, the offer, sale and issuance of the Securities to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act. None of the Company, its Subsidiaries or any Person acting on behalf of the Company or its Subsidiaries will take any action that would cause the loss of such exemption.

4.17	Brokers’ or Finders’ Fees.

No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by this Agreement.

4.18	No Integration

The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Securities sold pursuant to this Agreement in a manner that would require the registration of the Securities under the Securities Act.

4.19	Internal Controls; Disclosure Controls and Procedures

The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Filings, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

4.20	Compliance with the Sarbanes-Oxley Act

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

4.21	Investment Company

The Company is not, and after giving effect to the transactions contemplated by this Agreement and the Shareholders’ Rights Agreement will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.22	Foreign Corrupt Practices Act

None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Anti-Corruption Laws (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the FCPA)) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. For purposes of this Agreement, Anti-Corruption Laws means (i) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997 (the OECD Convention); (ii) the FCPA; (iii) the English common law offence of bribery and the Bribery Act 2010 of the United Kingdom (the English Bribery Laws); and (iv) any other applicable law in any applicable jurisdiction (including any (a) statute, ordinance, rule or regulation; (b) order of any court, tribunal or any other judicial body; and (c) rule, regulation, guideline or order of any public body, or any other administrative requirement) which: (x) prohibits the conferring of any gift, payment or other benefit on any person or any officer, employee, agent or adviser of such person; and/or (y) is broadly equivalent to the FCPA the English Bribery Laws or was intended to enact the provisions of the OECD Convention or which has as its objective the prevention of corruption.

4.23	Economic Sanctions

None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, Sanctions), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds of the issuance of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any sanctioned country.

4.24	Money Laundering

The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the Money Laundering Laws); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

4.25	Critical Technologies

The Company does not produce, design, test, manufacture, fabricate, or develop any “critical technology” as defined at 31 C.F.R. Part 800.215.

4.26	Title

The Company and each of its Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this clause 4.25, intellectual property) described in the Filings as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except for such liens, claims, security interests or other encumbrances as would not have, individually or in the aggregate, a Material Adverse Effect. All the property described in the Filings as being held under lease by the Company or its Subsidiaries is held thereby under valid, subsisting and enforceable leases, except where such failure to own or hold would not have, individually or in the aggregate, a Material Adverse Effect and except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

4.27	Intellectual Property Rights

(a)	Schedule 4.27(a) contains a true, correct and complete list of all Company Patents.

(b)

The Company or its Subsidiaries solely and exclusively own and possess, free and clear of all liens and any defects in title, all right, title and interest in and to all Company Owned Patents. The Company or its Subsidiaries have the right to use pursuant to a valid and enforceable written license set forth on Schedule 4.27(b), all Company Licensed Patents.

(c)

Schedule 4.27(c) sets forth a true, correct and complete list of all Patent Agreements not otherwise listed on Schedule 4.27(b) or Schedule 4.27(d). Each Patent Agreement is legal, valid, binding and enforceable as to the Company and its Subsidiaries and, to the knowledge of the Company, the other parties thereto, in accordance with their respective terms. The Company has made available to the Investor a true, correct and complete copy of each Patent Agreement, together with all exhibits, amendments, waivers or other changes thereto. Each Patent Agreement is currently in full force and effect in the form made available to the Investor. Except as set forth in the Filings, the Company and its Subsidiaries, and to the knowledge of the Company, each other party to any Patent Agreement, has performed all obligations required to be performed by it and is not in default under or in breach of, or in receipt of any claim of default or breach under, any Patent Agreement. Except as set forth in the Filings, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute a default or breach under a Patent Agreement by the Company or its Subsidiaries or, to the knowledge of the Company, any of the other parties to such Patent Agreement. Neither the Company nor any of its Subsidiaries has received notice to the effect that any other party to any Patent Agreement intends to cancel, terminate, breach, or attempt to alter the terms of any such Patent Agreement or to exercise or not to exercise any option to renew thereunder.

(d)

The Company Patents are free and clear of all Encumbrances, except as expressly set forth on Schedule 4.27(d) (the Permitted Encumbrances). The Company, its Subsidiaries and the Company Patents are not subject to any license, obligation to license, covenant not to sue, or similar restrictions on enforcement or enjoyment of the Company Patents, except as specifically set forth in Schedule 4.27(d).

(e)

All of the Company Patents are subsisting and in full force and effect, and, to the knowledge of the Company, valid and enforceable. To the knowledge of the Company, there has been no conduct, misrepresentation, or omission, the result of which could invalidate, render unenforceable, or materially affect the ability to license any of the Company Patents. No loss or expiration of any of the Company Patents is threatened, pending or otherwise reasonably foreseeable, except for patents expiring at the end of their statutory term (and not as a result of any act or omission by the Company or any of its Subsidiaries, including, without limitation, a failure to pay any required filing, examination, maintenance, renewal or other fees or a failure to make any filings including any renewals, statements of use, affidavits of continued use or affidavits of incontestability), and the Company and its Subsidiaries have not abandoned, whether expressly or constructively, any Company Patents (except as a result of intentional, commercially reasonable decisions to abandon applications during examination proceedings before an applicable Governmental Authority). The Company and its Subsidiaries have used commercially reasonable efforts to maintain, protect and enforce the Company Patents.

(f)

There are no claims that were either previously made or are presently pending or, to the knowledge of the Company, threatened, contesting the validity, use, ownership, enforceability, or patentability of any Company Patents, including any interference, opposition, inter partes review, reissue or re-examination proceeding with respect to any Company Patents, and, to the knowledge of the Company, there is no reasonable basis for any such claim. To the knowledge of the Company, the Company and its Subsidiaries have not infringed, misappropriated or otherwise violated, and the operation of the businesses of the Company and its Subsidiaries, as currently conducted or proposed to be conducted, does not and would not infringe, misappropriate or otherwise violate, any Patents or other intellectual property rights of any third party. The Company and its Subsidiaries have not received any notices (i) challenging the validity, use, ownership, enforceability, or patentability of any Company Patents, except as specifically set forth on Schedule 4.27(e), or (ii) alleging that the Company, its Subsidiaries, or the operation of their businesses infringes, misappropriates or otherwise violates any Patents or other intellectual property rights of any third party (including any demands or offers to license any Patents from any third party).

(g)

With respect to each Company Patent, (i) to the knowledge of the Company, there is no prior art, not cited to or by a Governmental Authority, that could prevent (or could have prevented) a Patent from issuing or that might render such Company Patent invalid or unenforceable, (ii) to the knowledge of the Company, there are no facts or circumstances that could reasonably be expected to render such Company Patent invalid or unenforceable, (iii) such Company Patent names the proper inventor(s); (iv) each inventor of such Company Patent has assigned to the Company, its Subsidiaries or, in the case of Company Licensed Patents, the applicable licensor all of such inventor’s right, title and interest in and to the Company Patent, including each application therefore, letters patent issue therefrom, and the invention(s) claimed thereby, together with an agreement from each such inventor to sign such further documents and cooperate in such further manner as is reasonable in order for the owner and any subsequent assignee of such rights to enforce its rights and to apply for Patents in any country, and each such inventor was properly compensated for such assignment, if required by applicable Laws; and (v) except as expressly set forth on Schedule 4.27(B), there are no future royalties, honoraria, fees or other payments or consideration owed to any inventor or other third party by reason of the ownership, use, possession, enforcement, license, sale, or disposition of any such Company Patents.

(h)

No funding, sponsorship, facilities or other resources or assistance provided by any Governmental Authority or any other third party could adversely affect the Company’s exclusive ownership of or license rights in any Company Patent or create an Encumbrance (including march-in rights), other than the Permitted Encumbrances, on any Company Patent.

4.28	Cybersecurity

There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including, without limitation, the data and information of their respective customers, employees, suppliers and vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, IT Systems and Data). Neither the Company nor any of its Subsidiaries have been notified of, or have knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data. The Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

4.29	Compliance with Data Privacy Laws

The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (EU 2016/679) (collectively, the Privacy Laws). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the Policies). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any of its Subsidiaries (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

4.30	Employee Agreements

Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information and the Company is not aware that any such person is in violation of any such agreement.

4.31	Environmental Laws

The Company and its Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws, except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no past or present events, conditions, circumstances, activities, practices, actions or omissions that could reasonably be expected to give rise to any material costs or liabilities to the Company or its Subsidiaries under, or to interfere with or prevent compliance by the Company or any of its Subsidiaries with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order known to the Company or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials.

4.32	Insurance

The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably deems adequate and such insurance insured against such losses and risks in accordance with customary industry practice, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

4.33	Tax Status

All material tax returns of the Company and its Subsidiaries required by law to be filed have been filed (within any applicable time limit extensions permitted by the relevant taxing authority) and all material taxes and other assessments shown by such returns or otherwise assessed, which are due and payable (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.

4.34	Absence of Labor Disputes

Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice. Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other court in the United States, Belgium or elsewhere, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its Subsidiaries, (ii) to the Company’s

knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (iii) there has been no violation of any U.S. or Belgian federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or any similar legislation from elsewhere in the world or the rules and regulations promulgated thereunder, to the extent applicable to the employees of the Company or any of its Subsidiaries.

4.35	Choice of Law

The choice of the law of Belgium as the governing law of this Agreement and the Shareholders’ Rights Agreement is a valid choice of law under the laws of Belgium and will be honored by courts in Belgium.

4.36	Personal Jurisdiction

The Company has the power to submit and, pursuant to clause 7.2 of this Agreement and Section 9.14 of the Shareholders’ Rights Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of Belgium.

4.37	Judgment and Enforceability

To ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and the Shareholders’ Rights Agreement it is not necessary that this Agreement, the Shareholders’ Rights Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before, any governmental or regulatory authority or agency of Belgium.

4.38	No Immunity

Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Belgium.

5.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants the following as of the date hereof and as of each Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

5.1	Organization; Good Standing

The Investor is duly organized, validly existing and in good standing under the laws of Belgium. The Investor has or will have all requisite power and authority to enter into this Agreement, to subscribe for the Securities and to perform its obligations under and to carry out the other transactions contemplated by this Agreement.

5.2	Authorization

All requisite action on the part of the Investor and its directors and stockholders, required by applicable Law for the authorization, execution and delivery by the Investor of this Agreement and the performance of all of its obligations hereunder, including the subscription for the Securities, has been taken. This Agreement has been duly executed and delivered by the Investor and upon the due execution and delivery thereof by the Company, will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with its terms (except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (b) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

5.3	No Conflicts

The execution, delivery and performance of this Agreement and compliance with the provisions hereof by the Investor do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Investor or any of its assets, are bound, or (c) violate or conflict with any of the provisions of the Investor’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents), except, in the case of subsections (a) or (b), as would not materially and adversely affect the ability of the Investor to consummate the Transaction and perform its obligations under this Agreement.

5.4	No Governmental Authority Consents

No consent, approval, authorization or other order of any Governmental Authority is required to be obtained by the Investor in connection with the authorization, execution and delivery of any of this Agreement or with the subscription for the Securities.

5.5	Purchase Entirely for Own Account

The Securities are being acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws. The Investor does not have and will not have as of the Closing any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Securities.

5.6	Disclosure of Information

The Investor has had the opportunity to review the Filings and has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Securities hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Securities sufficient to enable it to evaluate its investment. Based on the information the Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents.

5.7	Investment Experience

The Investor has such knowledge and experience in financial or business matters that it is capable of independently evaluating the merits and risks of the investment in the Securities to be subscribed for hereunder.

5.8	Restricted Securities

The Investor understands that the Securities, when issued, shall be “restricted securities” under the federal securities Laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 of the Securities Act, as presently in effect (Rule 144).

5.9	Financial Assurances

The Investor has and will have access to cash in an amount sufficient to pay to the Company the Aggregate Subscription Price.

6.	ADDITIONAL COVENANTS AND AGREEMENTS

6.1	Market Listing

The Company shall prepare a listing prospectus, to the extent required by law. The Company shall use its best efforts to obtain the admission to trading of the applicable Securities on the Euronext Brussels and Euronext Paris markets within [***] of the Closing Date. The Company shall pay all costs associated with the listing of the Securities in accordance with this clause 6.1.

6.2	Assistance and Cooperation Generally

Each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (a) obtaining all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any) and taking all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Authority; and (b) taking all reasonable steps to obtain all necessary consents, approvals or waivers from Third Parties.

6.3	Certificate

Promptly after the Closing, the Company hereby agrees to deliver or cause to be delivered to the Investor a certificate representing the Securities subscribed for by the Investor hereunder and registered in the name of the Investor.

7.	MISCELLANEOUS

7.1	Governing Law

The substantive laws of Belgium shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines.

7.2	Submission to Jurisdiction

Any legal action or proceeding with respect to this agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of Brussels.

7.3	Waiver

Waiver by a party of a breach hereunder by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

7.4	Notices

All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Schedule 2 attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by email. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, [***] Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, [***] Business Day after it is sent via a reputable nationwide overnight courier service, or upon confirmation of receipt if sent by email. Either party may change its address by giving notice to the other party in the manner provided above.

7.5	Entire Agreement

This Agreement and the Shareholders’ Rights Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein.

7.6	Amendments; Termination

This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the Investor and the Company. This Agreement may be terminated at any time (a) by mutual consent of the Investor and the Company; or (b) by either the Investor or the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

7.7	Headings

The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

7.8	Construction

Headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof. For the purposes of this Agreement (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice-versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) Section references are to Sections of this Agreement, unless otherwise specified, (iv) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified, (vi) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified and (vii) references to any statute, regulation or statutory provision shall be deemed to include reference to any statute, regulation or statutory instrument which amends, extends, consolidates or replaces the same (or shall have done so) and to any other regulation, statutory instrument or other subordinate legislation made thereunder or pursuant thereto, provided that no such reference shall include any amendment, extension or replacement of the same with retrospective effect.

7.9	Translation

The original version of this Agreement has been made in English. Should this Agreement be translated in whole or in part into another language (if at all), the original English version shall prevail between the parties hereto to the fullest extent possible and permitted by Belgian law. Notwithstanding the foregoing, Belgian legal concepts which are expressed in English language terms, are to be interpreted in accordance with the Belgian legal terms to which they refer, and the use herein of French or Dutch words in this Agreement as translation for certain words or concepts shall be conclusive in the determination of the relevant legal concept under Belgian law of the words or concepts that are so translated herein.

7.10	Severability

The provisions of this Agreement are independent of and separable from each other. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision, as applicable.

7.11	Assignment

Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (a) the prior written consent of the Company in the case of any assignment by the Investor; provided that the prior written consent of the Company shall not be required in the case of any assignment by the Investor to an Affiliate of the Investor, or (b) the prior written consent of the Investor in the case of an assignment by the Company.

7.12	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.13	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

7.14	Third Party Beneficiaries

None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

7.15	No Strict Construction

This Agreement has been prepared jointly and will not be construed against either party.

7.16	Survival of Warranties

The representations and warranties of the Company and the Investor contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of [***] and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor or the Company.

7.17	Injunctive Relief

Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the parties agree that each party shall be entitled to an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction to enforce the provisions of this Agreement or to restrain any party from committing any violations of the provisions of this Agreement, without the need to post a bond or prove the inadequacy of monetary damages.

7.18	Remedies

The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

7.19	Expenses

Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of this Agreement.

(Signature Page Follows)

Tolefi SA: /s/ Serge Goblet

Name: Serge Goblet

Title: Director

Celyad Oncology SA: /s/ Georges Rawadi

Name: Georges Rawadi

Title: Director

Signature page to Subscription Agreement

SCHEDULE 1

FORM OF CROSS RECEIPT

CROSS RECEIPT

Celyad Oncology SA hereby acknowledges receipt from Tolefi SA on [●] 2023 of [●], representing the purchase price for [●] new ordinary shares, without nominal value, of Celyad Oncology SA, pursuant to that certain Subscription Agreement, dated as of [●], 2023, by and between Tolefi SA and Celyad Oncology SA.

CELYAD ONCOLOGY SA	)
By:	)
Name:	)
Title:	)

Tolefi SA hereby acknowledges receipt from Celyad Oncology SA on [●] 2023 of [●] ordinary shares, without nominal value, of Celyad Oncology SA, delivered pursuant to that certain Subscription Agreement, dated as of [●], 2023, by and between Tolefi SA and Celyad Oncology SA.

Tolefi SA

By:

Name: Title:

SCHEDULE 2

NOTICES

(a)	If to the Investor:

Tolefi SA

Chaussée de Waterloo 1589

1180 Uccle

Attn: [***]

with a copy to:

Jones Day

Rue de la Régence 4,

1000 Brussels

Attention: [***]

Email: [***]

(b)	If to the Company:

Celyad Oncology SA Rue

Edouard Belin 2 1435

Mont-Saint-Guibert

Belgium

Attention: Head of Legal

Email: [***]

Attention: Chief Executive Officer

Email: [***]

ANNEX 1

FORM OF AMENDED ARTICLES OF ASSOCIATION

[***]

ANNEX 2

FORM OF CORPORATE GOVERNANCE CHARTER

[***]

ANNEX 3

FORM OF SHAREHOLDERS’ RIGHTS AGREEMENT

[***]

SCHEDULE 4.27(A)

[***]

SCHEDULE 4.27(B)

[***]

SCHEDULE 4.27(C)

[***]

SCHEDULE 4.27(D)

[***]

SCHEDULE 4.27(E)

[***]